UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2013

BOSTON PROPERTIES, INC.

(Exact Name of Registrant As Specified in Charter)

Delaware	1-13087	04-2473675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 15, 2013, Boston Properties, Inc. (the “Company”) announced that holders of the 3.75% Exchangeable Senior Notes due 2036 (the “Notes”) of its operating partnership, Boston Properties Limited Partnership (the “Operating Partnership”), have the right to surrender their Notes for purchase by the Operating Partnership pursuant to their option (the “Put Right”) under the Indenture governing the Notes, dated as of December 13, 2002 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 5, dated as of April 6, 2006 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”)). In connection with the Put Right, on April 15, 2013, the Operating Partnership distributed a Put Right Notice to the holders of the Notes and filed a Schedule TO with the Securities and Exchange Commission. The opportunity to exercise the Put Right will expire at 5:00 p.m., New York City time, on May 13, 2013.

On April 15, 2013, the Company also announced that the Operating Partnership issued a notice of redemption to the holders of the Notes to redeem, on May 18, 2013 (the “Redemption Date”), all of the Notes outstanding on the Redemption Date pursuant to its option under the Indenture.

In connection with the redemption, holders of the Notes have the right to exchange their Notes prior to 5:00 p.m., New York City time, on May 16, 2013 in accordance with the terms of, and for the consideration set forth in, the Indenture. Notes with respect to which the Put Right is not exercised (or with respect to which the Put Right is exercised and subsequently withdrawn prior to the withdrawal deadline) and that are not surrendered for exchange prior to 5:00 p.m., New York City time, on May 16, 2013, will be redeemed by the Operating Partnership on the Redemption Date at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

As of April 15, 2013, there was approximately $450,000,000 aggregate principal amount of the Notes outstanding.

In connection with the redemption, the Company filed with the Securities and Exchange Commission a prospectus supplement dated April 15, 2013 (the “Prospectus Supplement”) to its prospectus dated August 9, 2011, which was included in its automatic shelf registration statement on Form S-3 (No. 333-176157) (the “Registration Statement”). The Prospectus Supplement relates to up to 656,816 shares of the Company’s common stock that may be issued from time to time if, and to the extent that, holders of Notes exercise their rights to exchange their Notes and the Operating Partnership elects to deliver shares of the Company’s common stock for any portion of any net amount deliverable upon exchange of the Notes.

The foregoing description is only a summary and is qualified in its entirety by reference to the Put Right Notice, the press release announcing the repurchase offer and the redemption, the notice of redemption and the Indenture, each of which is included as an exhibit hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

99.1	Put Right Notice, dated April 15, 2013 (incorporated by reference to Exhibit (a)(1)(A) to Boston Properties Limited Partnership’s Schedule TO filed on April 15, 2013).

99.2	Press Release, dated April 15, 2013 (incorporated by reference to Exhibit (a)(5)(A) to Boston Properties Limited Partnership’s Schedule TO filed on April 15, 2013).

99.3	Notice of Redemption, dated April 15, 2013 (incorporated by reference to Exhibit (d)(5) to Boston Properties Limited Partnership’s Schedule TO filed on April 15, 2013).

99.4	Indenture, dated as of December 13, 2002, by and between Boston Properties Limited Partnership and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to Boston Properties, Inc.’s Current Report on Form 8-K/A filed on December 13, 2002).

99.5	Supplemental Indenture No. 5, dated as of April 6, 2006, by and between Boston Properties Limited Partnership and The Bank of New York Trust Company, N.A., as Trustee, including a form of the 3.75% Exchangeable Senior Note due 2036 (incorporated by reference to Exhibit 4.1 to Boston Properties, Inc.’s Quarterly Report on Form 10-Q filed on May 10, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: April 15, 2013	By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer and Treasurer